EMPLOYMENT AGREEMENT


          This Employment Agreement ("Agreement"), dated for reference purposes the 1st day of June, 1996, is by and between GREENBRIER LOGISTICS, INC., an Oregon corporation ("Company"), and A. DANIEL O'NEAL, JR. ("Executive") (collectively, "the Parties").

                            RECITALS
     A. By agreement to be dated June 28, 1996, (the "Stock Purchase Agreement"), Executive will sell and Company will purchase all of Executive's shares of Tolan-O'Neal Transportation & Logistics, Inc. held by Executive.
     B. Company is engaged in the business of commercial transportation scheduling and logistics. Company desires to employ Executive on a full-time basis as its Chairman to perform the duties set forth in this Agreement; and Executive desires to accept the employment.

                            AGREEMENT
          NOW, THEREFORE, in consideration of the mutual promises, agreements and conditions set forth below, it is agreed as follows:
          1. Employment. Company agrees to employ Executive and Executive agrees to accept employment by Company upon the terms and conditions hereinafter set forth.
          2. Term. Subject to the provisions for termination in Section 8, the term of this Agreement shall be for five
(5) years beginning on June 1, 1996.
          3. Duties. Executive will perform duties as Chairman of Company, and such other duties as may be assigned to him from time to time by the Board of Directors of Company, provided that such duties are consistent with those duties customarily associated with such position.
          4. Extent of Services; Restrictions. Executive shall devote his entire working time, attention and energies to the performance of his duties hereunder and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, Executive may invest his assets in such form or manner as will not require services on his part. Executive shall at all times faithfully and to the best of his ability perform all of the duties that may be required of him pursuant to this Agreement. The duties shall be rendered at such places and times as the needs of Company shall require subject to reasonable travel burdens on Executive, consistent with past service to the Greenbrier Companies.
          5.   Compensation and Benefits.
               a. Base Compensation. Executive shall receive base compensation of $200,000 per year, payable in accordance with Company's standard payroll procedures for its non-union employees.
               b.   Bonus Compensation.  Executive shall be
entitled to receive such bonus remuneration, if any, as the Board of Directors of Company shall authorize. Executive acknowledges that such bonuses are discretionary.
               c.   Executive Benefits.  Executive shall be
entitled to such other fringe benefits as are normally accorded full-time employees of Company under its personnel policies adopted from time to time, which are not inconsistent with the terms of this Agreement; provided, however, Executive shall be entitled to maintain existing benefits or equivalents. Company shall have the right to modify or terminate any such fringe benefits and personnel policies at any time, except those benefits specifically provided in this Agreement.
               d. Stock Options. The Greenbrier Companies, Inc. shall grant a stock option to Executive on or before November 30, 1996 to purchase 50,000 shares of The Greenbrier Companies, Inc. common stock under the terms of The Greenbrier Companies' 1994 Stock Option program with fair market valuation of $12.12 per share.
               e. Expenses. Executive shall be entitled to reimbursement from Company for reasonable expenses, including club and trade association dues, necessarily incurred by Executive in the performance of Executive's duties under this Agreement, upon presentation of vouchers indicating in detail the amount and business purpose of each such expense and upon compliance with Company's reimbursement policies established from time to time.
               f. Car Allowance. The Company shall provide a car for Executive, for use in performing his duties hereunder, that is in keeping with his position and responsibilities, and the Company shall pay for full maintenance and operating costs for such car.
          6. Vacation. Executive shall be entitled to four weeks of vacation with pay annually, to be taken at such time as may be acceptable to the Executive and Company giving consideration to the operating needs of Company. At the termination of Executive's employment, either at the end of the term of this Agreement or pursuant to Section 8, Executive shall be entitled to payment in lieu of vacation which was not taken in the year of termination.
          7.   Confidentiality; Noncompetition.
               a. Confidentiality. Executive acknowledges that during the course of his employment by Company, he has been and will be exposed to, have disclosed to him and may develop information that is proprietary to Company ("Confidential Information"). Confidential Information includes, but is not limited to, financial data, trade secrets, information concerning the operation, design and marketing of products, repairs and processes, business plans and procedures, customer lists, files and profiles needs analyses, calculations, data, manuals, specifications, performance standards, instructions and any other material or information related to Company, its business or operations, and the ideas and information relating thereto. Confidential Information does not include any information which is available to the public, in the public domain, or readily ascertainable or available from another legitimate source. Executive will at no time use or permit any other person or entity to examine, use or derive benefit from Confidential Information except in the course of performing his duties under this Agreement. Executive shall maintain all Confidential Information in the strictest confidence, and shall take all reasonable precautions to preserve its confidentiality during the term of this Agreement and thereafter. All documents and materials evidencing Confidential Information, and copies thereof, shall at all times remain the property of Company. Upon demand, Executive will deliver to Company all documents and other materials which contain or pertain to Confidential Information.
               b. Noncompetition. Provided that Company is not in breach of this Agreement, Executive agrees that during the term of this Agreement and for a period of two years following termination of his employment for any reason, Executive will not, without the consent of the Company, within the geographic area of North America:
                    (1)  Directly or indirectly own (as a
proprietor, general or limited partner, shareholder, trust beneficiary or otherwise), manage, operate, participate in (as an employee, agent, manager, director, officer, consultant or otherwise), perform services or consult for or otherwise carry on in any capacity whatsoever for, a business engaged in providing services which directly compete with the Company's business or products;
                    (2) Directly or indirectly induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director of, or other participant in the Company's business to terminate such employment or other relationship; or
                    (3)  Directly or indirectly contact or
solicit any customers of Company or any of its affiliates for the purpose of selling to the customers any products or services which are the same as or substantially similar to, or competitive with the products or services sold by Company or any of its affiliates during Executive's employment with Company; or
                    (4)  Directly or indirectly use Confidential
Information in connection with any activity prohibited above.
                    (5)  Notwithstanding anything herein to the
contrary, Executive may own an interest not in excess of 5% of a corporation whose shares are listed on a recognized stock exchange or traded in the over-the-counter market in any country in North America, which carries on a business which directly competes with the services or products provided by Company.
               c. Breach. Upon a breach by Executive of any of the terms or conditions of the confidentiality or noncompetition covenants, Company shall have the right to:
                    (1)  Recover from Executive its actual
damages incurred by reason of such breach, including its attorney fees and costs of suit, if Company prevails, or provided that such is awarded to Company by way of an actual judgment;
                    (2)  Obtain injunctive relief to prevent the
breach or continued breach of the covenants without proof of actual damages; and
                    (3)  Pursue any other remedy available at law
or in equity.
          The provisions of this Section 7 shall remain in full force and effect following termination of this Agreement for any reason.
          8.    Termination.
                a. For Cause. Company may terminate Executive's employment at any time for cause with immediate effect upon delivering written notice thereof to Executive. For purposes of this Agreement, "for cause" shall mean: (i) gross negligence or willful misconduct in the performance of Executive's duties;
(ii) embezzlement, theft, larceny, material fraud or other acts of dishonesty; (iii) failure to cure any violation of any of the provisions of this Agreement within thirty (30) days of written notice from the Company; (iv) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on Executive's ability to carry out his duties under this Agreement or upon the reputation of Company; (v) conduct involving moral turpitude; or
(vi) refusal or repeated failure after warning by the Company to carry out the reasonable directives of the Board of Directors, provided that such directives are consistent with Executive's duties herein. Upon termination for cause, Company's sole and exclusive obligation will be to pay Executive his base compensation earned through the date of termination, and any accrued but unused vacation during the year of termination and outstanding reimbursements, and Executive shall not be entitled to any compensation after the date of such termination.
               b.   Without Cause.  Company may terminate
Executive's employment at any time without cause upon written notice. Upon termination without cause, Company's sole and exclusive obligation will be to pay to Executive his base compensation for the lesser of one year from the date of termination or the remaining term of this Agreement, and Executive shall not be entitled to any other compensation after the date of such termination, except any accrued, but unused or unpaid, vacation in the year of termination or compensation, and any unreimbursed expenses incurred in conformance with this Agreement prior to termination. Company's obligation under this paragraph shall be reduced by any compensation Executive earns subsequent to his termination and during the period that Company is required to pay Executive his base compensation.
               c. Upon Death. In the event of Executive's death during the term of this Agreement, Company's sole and exclusive obligation will be to pay to Executive's widow, if living, or to his estate, if his widow is not then living, Executive's base compensation through the last day of the month in which his death occurs and any accrued, but unused, vacation in the year of Executive's death.
               d.   Upon Disability.  This Agreement shall
terminate, at Company's option, upon Executive's total disability. Executive's total disability means his inability to perform his duties under this Agreement by reason of illness, mental or physical disability or accident for a period of six consecutive months or for a period of twelve months (whether or not consecutive in any consecutive 24-month period). Upon termination by reason of Executive's disability, Company's sole and exclusive obligation will be to pay Executive his base compensation through the date of termination and any accrued, but unused or unpaid, vacation or compensation. If Executive claims disability, Company shall have the authority to consult with Executive's attending physicians. Any and all information obtained through such consultation shall be treated as confidential.
               e. Executive may terminate his employment under this Agreement upon written notice to Company. Upon such termination, Executive shall be entitled to all base compensation and unused vacation in the year of termination, accrued to the date of termination, and to reimbursement of any reasonable business expenses incurred on behalf of the company prior to termination.
          9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered or sent by registered or certified mail addressed as follows:
If to Company:           William A. Furman
                         Greenbrier Logistics, Inc.
                         Suite 200
                         One Centerpointe Drive
                         Lake Oswego, OR  97035

                         Telephone:  (503) 684-7000
                         Facsimile:  (503) 684-7553

With a copy to:          Norriss M. Webb
                         Executive Vice President and General
                           Counsel
                         The Greenbrier Companies, Inc.
                         Suite 200
                         One Centerpointe Drive
                         Lake Oswego, OR  97035

                         Telephone:  (503) 684-7000
                         Facsimile:  (503) 684-7553

And a copy to:           Larry G. Brady
                         Vice President and Chief Financial
                           Officer
                         The Greenbrier Companies, Inc.
                         Suite 200
                         One Centerpointe Drive
                         Lake Oswego, OR  97035

                         Telephone:  (503) 684-7000
                         Facsimile:  (503) 684-7553

If to Executive:         A. Daniel O'Neal, Jr.
                         Greenbrier Logistics, Inc.
                         Suite 500
                         200 West Thomas
                         Seattle, WA  98119
                         Telephone:  (206) 282-0099
                         Facsimile:    (206) 282-3824


Inadvertent failure to provide a courtesy copy shall not be deemed a breach of this Agreement. Either party may, by notice in writing to the other party, change the address to which notices to that party are to be given.
          10. Waiver. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.
          11. Modification. No amendment, modification or discharge of this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith.
          12. Construction, Attorney Fees. This Agreement shall be construed in accordance with and governed by the laws of the state of Oregon. If any action is instituted by any party to this Agreement to interpret or enforce this Agreement, the prevailing party shall be entitled to recover as part of the award its reasonable attorney fees and costs incurred in any such action including at arbitration, trial, bankruptcy proceeding, and appeal.
          13. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
          14. Benefit. This Agreement shall inure to and be binding upon the Parties, their heirs, personal representatives, successors and assigns, provided Executive may not assign this Agreement.
          15. Entire Agreement. The entire agreement between the Parties is contained herein. This Agreement supersedes any and all prior agreements and understandings between the Parties. There are no promises or representations made on behalf of Company to induce Executive to enter into this Agreement which are not set forth herein. Executive expressly acknowledges and agrees that this Agreement extinguishes all rights and interest in Additional Compensation pursuant to Section 4.5 of the Prior Contract.
          16.  Arbitration.  Except for any dispute arising under
Section 7 above, any and all disputes arising from or pertaining to this Agreement, or the interpretation or enforcement thereof, shall be resolved by binding arbitration. The arbitration shall be conducted by an independent and neutral arbiter mutually agreed upon by the Parties.
          17. Captions. The paragraph captions are for convenience of the Parties and shall not affect the meaning or interpretation of this Agreement.
          18. Counterparts. This Agreement may be executed in two or more counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have executed this
Agreement as of the day and year first written above.
                         /s/ A. Daniel O'Neal
                         ---------------------------------
                         A. DANIEL O'NEAL, JR.

                         GREENBRIER LOGISTICS, INC.


                         By /s/ Larry G. Brady
                           --------------------------------

                         Its  Vice President
                            -------------------------------

                         THE GREENBRIER COMPANIES, INC.


                         By  /s/ Larry G. Brady
                            --------------------------------

                         Its  Vice President
                            --------------------------------